NEUBERGER & BERMAN EQUITY FUNDS
                               ADMINISTRATION AGREEMENT

                                     SCHEDULE A


              The Series of Neuberger & Berman Equity Funds currently subject to this Agreement are as follows:


                                    INITIAL SERIES

     Neuberger & Berman Genesis Fund
     Neuberger & Berman Guardian Fund
     Neuberger & Berman Manhattan Fund
     Neuberger & Berman Partners Fund
     Neuberger & Berman Focus Fund
     Neuberger & Berman Socially Responsive Fund


                                  ADDITIONAL SERIES

     Neuberger & Berman International Fund







     Dated:  November 1, 1995
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